Tidal Trust II 485BPOS

Exhibit 99(d)(xxxii)(i)

FIRST AMENDMENT TO THE

SUB-ADVISORY ADVISORY AGREEMENT

This First Amendment to the Sub-Advisory Agreement (the “Amendment”) is made as of July 2, 2024, by and between TIDAL Investments LLC (f/k/a Torso Investments, LLC) (the “Adviser”) and ZEGA Financial, LLC (the “Sub-Adviser”).

BACKGROUND:

WHEREAS, the Adviser and the Sub-Adviser are parties to a Sub-Advisory Agreement dated as of November, 10 2022, as amended (the “Agreement”); and

WHEREAS, the parties desire to amend and restate Schedule A to the Agreement to add the following new series:

•           Nicholas Global Equity and Income ETF

; and

WHEREAS, this Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL INVESTMENTS LLC

By:	/s/ Dan Carlson
Name:	Dan Carlson
Title:	Chief of Staff

ZEGA FInancial, LLC

By:	/s/ Jay Pestrichelli
Name:	Jay Pestrichelli
Title:	CEO, Managing Director

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Amended and Restated Schedule A

to the

Sub-Advisory Agreement

by and between

Tidal Investments LLC

and

ZEGA Financial, LLC

(July 2, 2024)

Fund Name	Sub-Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
Nicholas Fixed Income Alternative ETF	0.05%	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Nicholas Global Equity and Income ETF	0.05%	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None

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